Exhibit 99.1

Wednesday, February 11, 2015

Contacts:

Salisbury Bancorp, Inc.

Richard J. Cantele, Jr.

President and Chief Executive Officer

(860) 435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY TO PRESENT AT STERNE AGEE 2015 FINANCIAL INSTITUTIONS INVESTOR CONFERENCE

Lakeville, Connecticut, February 11, 2015/GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced today that its President and Chief Executive Officer, Richard J. Cantele, Jr., will make a presentation at the Sterne Agee 2015 Financial Institutions Investor Conference held on February 11-13, 2015.

Presentation slides are available in the Shareholder Relations section of Salisbury’s website at salisburybank.com under News & Market Information\Presentations.

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, Dover Plains, Fishkill, Millerton, Newburgh, Poughkeepsie, and Red Oaks Mill, New York and Great Barrington, South Egremont and Sheffield, Massachusetts. Salisbury Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.